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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            THE TRIZETTO GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                        33-0761159
        ------------------------                            -------------------
        (State of Incorporation                               (IRS Employer
            or Organization)                                Identification No.)


    567 San Nicolas Drive, Suite 360
       Newport Beach, California                                   92660
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(Address of Principal Executive Offices)                         (Zip Code)


               Securities Act registration statement file number
                     to which this Form relates: 333-84533


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
      None                                                Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:

    Title of each class                           Name of each exchange on which
    to be so registered                           each class is to be registered
-----------------------------                     ------------------------------
Common Stock, $.001 par value                          Nasdaq National Market


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         See "Description of Capital Stock" and "Shares Eligible for Future Sale" in the preliminary prospectus of the Registrant, incorporated by reference from the Registration Statement on Form S-1 of Registrant, Registration No. 333-84533, filed with the Securities and Exchange Commission on August 5, 1999.

Item 2.  Exhibits

         The following documents included as exhibits, as indicated, to Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-84533, filed with the Securities and Exchange Commission on August 5, 1999, are incorporated herein by reference.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

   3.1 Amended and Restated Certificate of Incorporation of the Registrant, as in effect.

   3.2 Form of Amended and Restated Certificate of Incorporation of the Registrant, to be adopted prior to the closing of the offering made under this Registration Statement.

   3.3         Amended and Restated Bylaws of the Registrant, as in effect.

   3.4 Amended and Restated Bylaws of the Registrant, to be adopted prior to the closing of the offering made under this Registration Statement.

   4.1         Specimen common stock certificate.

  10.1         1998 Stock Option Plan.

  10.2         Form of 1998 Incentive Stock Option Agreement.

  10.3         Form of 1998 Non-Qualified Stock Option Agreement.

  10.4         1999 Employee Stock Purchase Plan.

  10.8 First Amended and Restated Investor Rights Agreement, dated April 9, 1999 among Raymond Croghan, Jeffrey Margolis, the Registrant and Series A and Series B Preferred Stockholders.

  10.19 Form of Restricted Stock Purchase Agreement between the Registrant and certain employees.


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        THE TRIZETTO GROUP, INC.



                                        By: /s/ Jeffrey H. Margolis
                                            -----------------------------------
                                            Jeffrey H. Margolis
                                            Chairman of the Board, President
                                            and Chief Executive Officer


Dated: September 30, 1999


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